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                                                               Exhibit 32.1

                               CERTIFICATION

The undersigned hereby certifies in his capacity as an officer of Air T, Inc. (the "Company") that, to the best of his knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2004, as amended by Amendment No. 1 on Form 10-K/A, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.




Date:  November 10, 2004  /s/ Walter Clark
                 Walter Clark, Chief Executive Officer



Date:  November 10, 2004  /s/ John J. Gioffre
                 John J. Gioffre, Chief Financial Officer

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